Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2018 Stock Incentive Plan of MyDx, Inc. of our report dated April 17, 2018, with respect to the consolidated financial statements of MyDx, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, Utah

November 2, 2018